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                                                                EXHIBIT 21

                             HILLENBRAND INDUSTRIES, INC.
                            SUBSIDIARIES OF THE REGISTRANT


    All subsidiaries of the Company are wholly-owned Indiana corporations, unless otherwise noted.

     Batesville Casket Company, Inc.
     BLOCK Medical, Inc., a Delaware corporation
     Hill-Rom, Inc.
     Forecorp, Inc. (doing business as Forethought)
     Hillenbrand Industries FSC (Barbados), Inc.,
         a Barbados corporation
     Hillenbrand Investment Advisory Corporation,
         a Delaware corporation
     Hillenbrand Properties, Inc.
     Medeco Security Locks, Incorporated, a Virginia corporation
     Sherman House Corporation
     Tudor Travel, Inc.
     Cutler Property, Inc.
     Old Brick Property, Inc.
     Memory Showcase, Inc.
     Sleep Options, Inc.
     Stratum Strategic Development, Inc.

     Subsidiaries of Batesville Casket Company, Inc.
        Batesville International Corporation
        Batesville Casket de Mexico, S.A. de C.V.

     Subsidiary of Batesville Casket de Mexico, S.A. de C.V.
         Industrias Arga, S.A. de C.V.

     Subsidiary of Hill-Rom, Inc.
         Hill-Rom Company, Inc.
     Subsidiaries of Hill-Rom Company, Inc.
         PaTMark Company, Inc., a Delaware corporation
         Support Systems International, Inc.
         Tron Business Systems, Inc., a Nevada corporation

     Jointly owned subsidiary of Hill-Rom, Inc. and Hill-Rom Company, Inc.
         Hill-Rom International, Inc.

     Subsidiaries of Hill-Rom International, Inc.
        Support Systems International B.V., a Netherlands corporation Hill-Rom SARL, a French corporation


                                         (1)

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    Subsidiaries of Support Systems International B.V.
       SSI Medical Services B.V., a Netherlands corporation
       Support Systems International Finance, Ltd., a United Kingdom corporation
       Hill-Rom GmbH, a German corporation
       SSI Industries SARL, a French corporation
       SSI Medical Services, Spa, an Italian corporation
       Systems Investments B.V., a Netherlands corporation
       SSI Leasing and Investments B.V., a Netherlands corporation John Bukowansky A.G., an Austrian corporation

    Subsidiary of Support Systems International Finance, Ltd.
       Support Systems International Services, Ltd., a United Kingdom corporation
    Subsidiary of Support Systems International Services, Ltd.
       SSI Medical Services, Ltd., a United Kingdom corporation

    Subsidiaries of Hill-Rom GmbH
       SSI Support Systems International GmbH, a German corporation
       L. & C. Arnold GmbH, a German corporation

    Subsidiaries of L. & C. Arnold GmbH
       Stendal GmbH, a German corporation

    Jointly owned subsidiary of Hill-Rom, Inc. and L. & C. Arnold GmbH
       L. & C. Arnold (Canada), Inc., an Ontario (Canada) corporation

    Subsidiary of SSI Industries SARL
       SSI Medical SARL, a French corporation

    Subsidiaries of Hill-Rom SARL
       Le Couviour, S.A., a French corporation
       Hill-Rom B.V., a Netherlands corporation
       SCI Port Mirabeau, a French corporation
       SCI Le Couviour Immoblier, a French corporation

    Subsidiary of Le Couviour, S.A.
       Financiere Le Couviour, S.A.

    Subsidiary of Hill-Rom B.V.
       Hillrom, S.A., a Switzerland corporation

    Subsidiaries of Forecorp, Inc.
       Forethought Life Insurance Company
       The Forethought Group, Inc.
       Forethought Florida, Inc.
       ForeLife Agency, Inc.
       Foresight Association, Inc.

    Subsidiary of Forethought Life Insurance Company
       Forethought Properties, Inc.
       Forethought Investment Management, Inc.

    Jointly owned subsidiary of Batesville Casket Company, Inc., Hill-Rom
       Company, Inc.,
    Hill-Rom, Inc. and Medeco Security Locks, Incorporated
       Hillenbrand Industries Canada, Ltd., an Ontario (Canada) corporation


                                         (2)